Zion Oil & Gas Newsletter
September 4, 2009
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Dear Shareholder and/or Friend of Zion...

Left to Right: Glen Perry (President and COO), Emma Rinberg (Wife of CEO), Sandra Green (CFO), Richard Rinberg (CEO), John Brown (Founder and Chairman of the Board), David Aboudi (Zion's Outside Counsel).

This week's update will be shorter than normal as, this past week, Zion's Founder and Chairman of the Board, John Brown, Chief Executive Officer, Richard Rinberg, President and Chief Operating Officer, Glen Perry and Chief Financial Officer, Sandra Green, were all in New York City, in order to ring the opening bell at the NASDAQ market site in Times Square, as Zion switched the listing of its stock and warrants to NASDAQ.

On September 2, 2009, Zion participated in NASDAQ's opening bell-ringing ceremony, at which Zion began to be traded on NASDAQ’s Global Market. You can watch a video of the ceremony on Zion's website, or by clicking the link here:

http://mktvideo.nasdaq.com/MarketSiteOpenCloseVideos/200909/mo_090209.wmv

Zion's common stock continues to trade on NASDAQ under the symbol ZN.  However, please note that Zion's warrants now trade under a new symbol, ZNWAW.

As a result of the switch to NASDAQ, Fox Business News invited John Brown for an interview (broadcast live on Thursday morning, September 3rd). Fox Business Network is a US Cable News and satellite news channel (owned by Rupert Murdoch's News Corporation). The network discusses business and financial news and currently is available to more than 30 million residents in the U.S.

You can watch the interview here:

http://www.foxbusiness.com/search-results/m/26162491/oil-exploration-in-the-holy-land.htm

Drilling Operations on the Ma'anit-Rehoboth #2 Well

Information has begun to arrive from the analysis of the logging procedures carried out on the Ma'anit-Rehoboth #2 well and has caused some debate among our geologists. The geology at the (current) bottom of our well is not quite what was expected. Of course, with exploration, the unexpected is to be expected.

In light of the new data received, Zion's geologists have been busy with their own analysis and have been updating our scientific database. As always, scientific analysis can take some time, but it is better to allow for proper consideration of the data, so that we can drill on and test the Permian geological layer, which was and still is, the main objective of this well.

In any event, this week, a cement plug was set at the bottom of the hole, in order to 'sidetrack' the hole, i.e. drill at an angle, in order to go around any remaining junk in the hole (caused by the previous failure of a drill bit). By giving up a few meters of the hole we have protected the drilling operation from further complications due to any unrecovered pieces of metal interfering with the drill bit.

Late this past week, we started in the well to continue drilling towards 'the deep that lies beneath' (Deut 33:13) and are watching carefully and with no small fascination to see what transpires.

Operations on the site of the proposed Elijah #3 Well

This past week we continued with site preparation work (especially compacting the site to ensure rig stability) and are progressing on schedule. We believe that, at the appropriate time, we will be able to move from the Ma'anit-Rehoboth #2 well to the site of the Elijah #3 well in a satisfactory and smooth manner.

(New) Rights Offering

On Wednesday, July 29, 2009, Zion filed a registration statement with the Securities and Exchange Commission (SEC) with respect to a proposed Rights Offering to its common stockholders.

The registration statement is currently under review by the SEC.

"In your good pleasure, make Zion prosper..."

Psalm 51:18

Thank you for your support of Zion

Shalom from Israel

Richard Rinberg

CEO of Zion Oil & Gas, Inc.

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, geophysical and geological data and interpretation, anticipated attributes of geological strata being drilled, drilling efforts and locations, timing and potential results thereof and plans contingent thereon and rights offering are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

NOTICE

Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas will send you the prospectus if you request it by calling toll free 1-888-TX1-ZION ( 1-888-891-9466 ).

Contact Information

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More information about Zion is available at www.zionoil.com or by contacting Kim Kaylor at Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, TX 75231; telephone 1-214-221-4610; email: dallas@zionoil.com